UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CH2M HILL COMPANIES, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

        As employee-owners of CH2M HILL, one of your important responsibilities is the selection of our Board of Directors. To assist you in understanding and fulfilling this responsibility, this email memorandum:

  •
  Announces the slate of candidates proposed by the Nominating Committee of the Board, consistent with the process, criteria, and strategic issues outlined in my November 12, 2004, email memorandum.

  •
  Outlines the experience and credentials of the nominees recommended by the Committee in order to provide you with background information about the candidates.

  •
  Outlines the next steps for electing Board members so you can actively participate in the election process.

  •
  Explains your opportunity to nominate other candidates by means of a petition process.

Board Nominating Committee

        Under our Bylaws, the Nominating Committee is comprised of the Ltd. President, two Directors, and two stockholder representatives who are not Directors. This year, the Committee included Tom Searle and Mike Kennedy (Directors), Bob Allen and Greg McIntyre (stockholder representatives), and Ralph Peterson (Ltd. President).

        The Nominating Committee met on December 16, 2004, to consider candidates to fill the positions of three employee-directors whose terms are expiring (Jim Ferris, Mike Kennedy and Nancy Tuor). The Committee considered all the candidates and the advocacy received from our employees to determine who could best fulfill the criteria for board membership at this time.

Candidates and Credentials

        As a result of these deliberations, the Nominating Committee intends to propose the following employee candidates for shareholder consideration at the annual shareholders meeting scheduled for May 10, 2005.

1.
Bob Bailey, Senior Vice President and Regional Manager, Southeastern U.S.

2.
Bob Card, President & Client Group Executive, International Operations

3.
Jim Ferris, Group Chief Executive, Federal & Industrial Client Groups

        If the candidates are elected at the annual shareholders meeting, the resulting Board will consist of the following employee-Directors and their terms of office:

Director	Term Expiration
Catherine Santee	2006
Tom Searle	2006
Ralph Peterson	2006
Bill Dehn	2007
Don Evans	2007
Sue King	2007
Bob Bailey	2008
Bob Card	2008
Jim Ferris	2008

        Brief personal background descriptions for Bob Bailey, Bob Card and Jim Ferris, and comments on the Nominating Committee's rationale in proposing them for Board membership, follow.

Bob Bailey

        Bob is currently the Regional Manager for the Southeast Region of CH2M HILL's U.S. operation, a position he has held since September 2002. Prior to becoming the RM, Bob spent his career in the Water Business Group, holding a wide variety of positions from project manager to Regional Business Group Manager.

        As the Regional Manager, Bob has initiated and led a number of innovative programs in the Southeast, ranging from the "Attract Develop Retain" initiative to assisting in the transition of Lockwood Greene into CH2M HILL, following the acquisition in December 2003. Bob is currently leading the "Sell the Company Store" tactical initiative, a cross-BG program for Key Account Managers serving federal, state & local, and industrial clients.

        This will be Bob's first term on the Board. He has previously served on the Board's Ownership & Incentive Compensation Committee from 2003-2004. The Board will be well served by Bob's regional operations experience, his fresh thinking and innovative problem solving skills.

Bob Card

        Bob currently serves as President & Client Group Executive of our International Client Group, and he is a member of the Office of the CEO. In these roles, Bob is providing enterprise leadership across all Business Groups for operations outside the United States.

        Bob re-joined CH2M HILL in September 2004, following his tenure as Deputy Undersecretary of the Department of Energy, from 2001-2004. Prior to this position, Bob had spent his entire career at CH2M HILL in a host of positions, starting as a project manager and eventually serving as President of Kaiser-Hill, the joint venture company responsible for the closure of Rocky Flats.

        Prior to leaving CH2M HILL to serve with DOE, Bob had served as a Director on our Board from 1992-1994 and 1996-1998. Given his CH2M HILL experience, the industry perspective from his DOE tenure, and his strategic and creative thinking, Bob will provide exceptional insights as a returning Board member. His results-driven leadership will shape enterprise strategies and execution programs essential for success in our international markets.

Jim Ferris

        Effective January 1, 2004, Jim Ferris became Group Chief Executive for the Federal & Industrial Client Groups, as a member of the Office of the CEO. In this capacity, Jim leads the operations of seven Business Groups: Nuclear, Environmental, CH2M HILL Services, IDC, Lockwood Greene, Energy & Industrial Systems, and Communications & Information Systems.

        Jim joined CH2M HILL in 1994, following a successful career with Ebasco Services, including service as President and CEO of Ebasco Environmental. At CH2M HILL, Jim initially led our federal government operations, and eventually served as President of the former Energy, Environment & Systems Business group (the predecessor to many of the current business groups he now leads). Under Jim's leadership, CH2M HILL has seen significant growth in all of our federal operations, in particular the Department of Defense (e.g., Army, Navy, Air Force) and the Department of Energy (e.g., Rocky Flats and Hanford).

        Jim previously served on the Board from 1998-2000 and 2002-2004. He has served on all of the Board's major committees. By renominating Jim to a successive term on the Board, we will continue to benefit from Jim's strong leadership and perspectives as a Board member.

Next Steps in the Nominating Process

        As provided by CH2M HILL's Bylaws, after the issuance of this notice, 30 days are allowed for the nomination of additional employee Director candidates. To nominate a Director, you must submit a petition signed by stockholders representing at least ten percent of the common stock outstanding. Petitions for additions to the Nominating Committee slate must be submitted to the Assistant Secretary of the corporation (Liz McAdams/DEN) on or before the expiration of the 30-day period (January 21, 2005). Since CH2M HILL is registered with the SEC, the petition nomination process is subject to specific SEC proxy rules, which you must follow if you decide to submit additional nominations through petition.

        In closing, we want to reemphasize the importance of your comments to the Nominating Committee on the Board of Directors candidates. Although the nominations are made annually, the process of selecting nominees is really an ongoing process. The input from this year's selection process becomes the starting point for next year's nominating process. Your comments on candidates and issues are highly valued, earnestly sought, and sincerely appreciated.

        Thank you for your participation in this process.

************************************************************************

        This announcement, provided as required by CH2M HILL's Bylaws, is not intended to solicit votes for Board of Directors members. In April 2005, all shareholders will receive a formal proxy statement containing important information about the Board of Directors election and other issues to be considered at the annual shareholders meeting, currently scheduled for May 10, 2005. Please read that proxy statement carefully for additional information on topics covered by this announcement (the proxy statement will also be available at no cost on the Securities and Exchange Commission's (SEC) web site at www.sec.gov). Current share ownership of our Directors and proposed Director-nominees is available upon request from Liz McAdams/DEN, Assistant Secretary.

************************************************************************